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                                                                EXHIBIT 10.6

                     AMENDMENT TO STOCK PURCHASE AGREEMENT


         THIS AMENDMENT ("Amendment") is entered into and is effective on this 12th day of June, 1996, by and between Host Funding, Inc., a corporation duly organized and existing under the laws of the state of Maryland, ("Company"), and Don Cockroft, an individual residing in Memphis, TN, ("Buyer"), regarding the Stock Purchase Agreement entered into between the Company and Buyer on April 22, 1996, with reference to the following facts:

         A. On April 22, 1996, Buyer and the Company executed a Stock Purchase Agreement ("Agreement") whereby Buyer agreed to buy 10,000 shares of Class A Common Stock from the Company in consideration of payment to the Company of $10.00 per share, or One Hundred Thousand Dollars ($100,000), upon the terms and conditions set forth in the Stock Purchase Agreement.

         B. Pursuant to Paragraph 4 of the Stock Purchase Agreement, the Buyer was granted the right to acquire an additional 16,666 shares of stock of the Company upon subsequent issuances of the Company's common stock.

         C. The Company now wishes to amend the Agreement to specify that the 16,666 shares of stock which can be purchased by Buyer are to be prorated over five years on certain new terms and conditions.

         D.      The purpose of this Amendment is to amend the Agreement.

         NOW THEREFORE, in consideration of the mutual covenants, promises and conditions contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree that the Agreement shall be amended by the replacement of Paragraph 4 in its entirety with the following new Paragraph 4:

         "4.     Future Stock Purchase Rights.  Buyer is hereby granted the right to acquire additional stock of the Company in the aggregate of 16,666 over the next five calendar years, with a maximum purchase of 3,333 shares per calendar year commencing in 1996 provided that in the calendar year of Buyer's purchase there is a subsequent acquisition by the Company of real estate assets (including mortgages ) with an initial valuation of $100,000,000. If the subsequent acquisition price or value in any calendar year beginning in 1996 is less than $100,000,000, then the number of shares which the Buyer may purchase in that calendar year will be equal to the percentage of the actual dollar value of assets acquired during that calendar year divided by $100,000,000, with such percentage then multiplied by 3,333 shares. This Stock Purchase Right is only exercisable during the last ten days of every calendar year and only up to the extent then earned. The purchase price of such shares in each such calendar year shall be the average closing price of the stock for the sixty (60) days prior to the exercise of this Stock Purchase Right and such consideration shall be payable by a five year 7% interest, 100% non-recourse note, with principal payments of 2% per year and 18% of the principal forgiven each year the maker remains a director of the Company.
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         Subject to the provisions set forth below, this Stock Purchase Right is exercisable only so long as Buyer is, at the time of exercise of such right and has been since the execution of this Agreement, an Independent Director of the Company.

         If Buyer is unable to serve as a Director because of a physical or mental disability, or is not re-elected as a Director prior to December 31, 2000, (the "Buyer's Nonservice") then the principal balance, if any, of the Buyer's $100,000 note for the original 10,000 shares of Class A common stock (as well as any principal balances then due on his acquisitions of up to 3,333 Class A common shares per year pursuant to this Amendment) shall be canceled effective on Buyer's Nonservice. In addition, after said Buyer's Nonservice Buyer shall continue to be able to participate in the right to receive up to the 3,333 shares annually pursuant to this Amendment through December 31, 2000 as though such Buyer were continuing to serve as a Director through December 31, 2000."

         In all other respects the terms and conditions of the Agreement shall remain unchanged and in full force and effect.


         IN WITNESS WHEREOF, this Agreement has been executed as of the date first hereinabove written.

         "COMPANY"                     HOST FUNDING, INC.



                                       By: /s/Michael McNulty
                                          --------------------------------------
                                              Michael McNulty, President



         "BUYER"                        *
                                       -----------------------------------------


         * This form of Amendment to Stock Pledge Agreement was signed by each of Don W. Cockroft, William Birdsall and Charles Dunn on June 12, 1996.